Exhibit 5.1

February 4, 2011

Clearwater Paper Corporation

601 West Riverside Avenue, Suite 1100

Spokane, WA 99201

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Clearwater Paper Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 366,530 shares of Common Stock issuable pursuant to the Clearwater Paper Corporation 2008 Stock Incentive Plan (the “Incentive Plan”).

It is my opinion that such shares of Common Stock of the Company, when issued and sold in accordance with the Incentive Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Michael S. Gadd
Michael S. Gadd
Vice President, General Counsel and
Corporate Secretary